EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement of Form S-8 of our report dated February 26, 2008 relating to the consolidated financial statements and consolidated financial statement schedule of Cousins Properties Incorporated and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes explanatory paragraphs related to the January 1, 2006 adoption of Statement of Financial Accounting Standards Board No. 123(R), Share-Based Payment and the December 31, 2006 adoption of SEC Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements) and our report dated February 26, 2008 on the effectiveness of the Company’s internal control over financial reporting appearing in the Annual Report on Form 10K of the Company for the year ended December 31, 2007.
/s/ Deloitte & Touche
Atlanta, Georgia
June 16, 2008